UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 6, 2017, The Davey Tree Expert Company entered into a $250 million Third Amended and Restated Credit Agreement (the “Credit Agreement”) among The Davey Tree Expert Company, as borrower (the “Company”), the lending institutions party thereto from time-to-time, KeyBank National Association, as lead arranger, syndication agent and administrative agent (the “Agent”), and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents. The Credit Agreement replaces the $175 million credit agreement, dated as of November 7, 2013, by and among The Davey Tree Expert Company, the lending institutions party thereto from time-to-time, KeyBank National Association, as lead arranger, syndication agent and administrative agent, and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents, as the same was amended, supplemented or otherwise modified from time-to-time, with a term extended to November 7, 2018.
The Credit Agreement provides for a revolving credit commitment of $250 million, which includes a letter of credit commitment of $100 million and a swing line commitment of $25 million. The swing line commitment is available to the Company for same-day and next-day short-term borrowings and will bear interest at the daily LIBOR rate as set forth in the Credit Agreement. Under certain circumstances, the Company may increase the revolving credit commitment amount to $325 million. The commitments will expire on October 6, 2022, or such earlier date on which the commitments shall have been terminated in accordance with the provisions of the Credit Agreement. Proceeds of borrowings under the Credit Agreement may be used for working capital, capital expenditures and other general corporate purposes.
Borrowings under the Credit Agreement shall bear interest at a rate per annum equal to, at the Company’s election, (a) LIBOR plus a margin of .875% to 1.50% that is adjusted based on the Company’s leverage ratio at the time of such borrowing or (b) the base rate. Fees payable by the Company under the Credit Agreement include a letter of credit fee (the margin applicable to LIBOR borrowings), a letter of credit fronting fee with respect to each letter of credit (.10%) and commitment fees on the average daily unused portion of the total revolving credit commitment (a range of .10% to .225%, based on the Company’s leverage ratio).
The Company’s payment obligations under the Credit Agreement are guaranteed by Davey Tree Surgery Company, an Ohio corporation, Wolf Tree, Inc., a Tennessee corporation, The Care of Trees, Inc., an Illinois corporation, and Davey Resource Group, Inc., an Ohio corporation, each of which is a subsidiary of the Company.
The Credit Agreement contains certain restrictive covenants customary for transactions of this type (subject to negotiated exceptions and baskets), including restrictions on liens, indebtedness, investments and loans, acquisitions and mergers, sales of assets, and payments of dividends and stock repurchases. In addition, during the term of the Credit Agreement, the Company is required to maintain a maximum leverage ratio (not to exceed 3.00 to 1.00, with exceptions in case of material acquisitions) and a maximum interest coverage ratio (less than 3.00 to 1.00), in each case subject to certain further restrictions as described in the Credit Agreement.
The Credit Agreement also provides for customary events of default with corresponding grace periods, including: (1) failure to pay principal, interest or fees under the Credit Agreement or a related note when due and payable; (2) failure to comply with other covenants and agreements contained in the Credit Agreement, subject in certain cases to notice thereof and the opportunity to cure such failures; (3) making false or erroneous representations and warranties; (4) certain defaults under other debt obligations of the Company; (5) material adverse events under the Employee Retirement Income Security Act of 1974; (6) money judgments, material adverse changes or events regarding the validity of the Credit Agreement or other loan documents; (7) a change in control; and (8) certain events of bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries. Upon the occurrence and during the continuation of an event of default, the Agent, upon the request of the requisite percentage of the lenders, shall terminate the obligations of the lenders to make loans and to issue letters of credit under the Credit Agreement, declare the Company’s obligations under the Credit Agreement to become due and payable and/or exercise any and all remedial and other rights under the Credit Agreement.
Certain of the lenders and their affiliates are parties to the Company’s accounts receivable securitization facility, and have provided, from time-to-time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1
Third Amended and Restated Credit Agreement among The Davey Tree Expert Company, as borrower, various lending institutions party thereto, as banks, KeyBank National Association, as lead arranger, syndication agent and administrative agent, and PNC Bank, National Association and Wells Fargo Bank, N.A., as co-documentation agents, dated as of October 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)

Date: October 12, 2017